Exhibit 99.1

John M. Ballbach Chairman, President and CEO Gregory L. Cowan Senior Vice President and CFO Goldman Sachs Leveraged Finance Healthcare Conference March 8, 2011

Safe Harbor / Non-GAAP Measures Any statements made in this presentation about future operating results or other future events are forward-looking statements under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from such forward-looking statements. A discussion of factors that could cause actual results or events to vary is contained in the Appendix to this presentation and in the SEC filings of VWR International's parent company, VWR Funding, Inc. During this presentation, we will be referring to certain financial measures not prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"), including Adjusted EBITDA and Net Debt. Reconciliations of these non-GAAP financial measures to the most closely comparable GAAP presentation are contained in the Appendix to this presentation. 2

Lead the industry with increasing global reach VWR Investment Thesis Deliver value to customers through a structured choice of branded and private label offerings Increase competitive position through Disciplined and strategic acquisitions Maintain Flexible capital structure and attractive debt maturity profile Maintain a legacy of Growth and profitability with considerable resilience to broader market turmoil 3

Global: Over $3.6 billion in revenue in 2010 Approx. 7,000 employees Worldwide next-day delivery (except Asia) from 25 strategically located distribution centers Diverse: Globally sourced products to meet specific needs Customized solutions Extensive portfolio of products Experienced: Over 150 years of industry expertise Well-tenured senior management team with deep industry knowledge At a glance VWR delivers the supplies and services needed to accelerate science 4

Favorable growth characteristics: 3 to 5% revenue growth per annum Favorable competitive structure: Leading position in key global markets Highly fragmented industry with substantial room for consolidation Customers' increasing focus on: Efficient, cost effective procurement Reduced investment Complementary services The research world is changing: Scale and global reach matter Lead the industry $28 Billion Global Lab Supply Industry Stable & attractive industry characteristics with promising growth prospects 18% Trade association data and VWR management estimates Environ- mental 6% 16% 18% 36% 6% Other BioPharma Industrial Govern- ment Education & Medical Research 5

Deliver value - the VWR Value Proposition Supply Chain is More Important Now than Ever A leader in aggregating laboratory & production needs Global scale Focused on reducing total cost of acquisition Innovative, Flexible, Customized Solutions A leading comprehensive services provider Best demonstrated practices and standard operating procedures Customized value-added solutions Choice Structured Choice for Intelligent Rationalization Extension of customer's procurement team "Independent broker" to mitigate price over time Asset-lite operating model supports broad customer choice Bring best value and product to customer Excellence Service 6

Deliver value - balanced and diversified Product and customer mix data is based on 2010 consolidated net sales. Consumables: Approx. 75% Chemicals 20% General Lab Supplies 27% Equipment, Instrumentation & Furniture 24% Production Safety & Supplies 11% Life Sciences Supplies 7% Other 11% BioPharma 36% Industrial 28% Univ./ Colleges 15% Other 21% Product Mix Customer Mix 7

Organic growth Targeted and growing market segments Expanding customer relationships Focusing on geographic expansion Broadening product line Efficient and effective operations and customer facing systems Enhancing and leveraging distribution and customer service Generating cash flow Working capital efficiencies Controlling costs Strong regional positions in mature markets Expanding sourcing capabilities Building scale and capabilities in emerging markets Adding opportunistic and targeted acquisitions We expect our strategies to result in improved cash flow generation Expand Globally Leverage Operations Drive Organic Growth 8

Expansion in key growth geographies 9 Existing geographic range Greenfield additions Focused geographies Exploring for acquisition targets Export territory (ex-embargoed countries) Bie & Berntsen Denmark Omnilabo Netherlands Jencons (Scientific) Limited United Kingdom X-treme Geek USA Omnilab, Switzerland OneMed Lab Northern Europe Labart Poland Amresco USA EBOS Lab Australia & New Zealand Spektrum-3d Hungary

10 Financial Performance

VWR Financial Performance 1 See the Appendix to this presentation for an explanation and reconciliation of non-GAAP measures. Consolidated Adjusted EBITDA1 Consolidated Net Sales (in millions) GM 27.1% GM 28.3% GM 27.8% GM 28.5% GM 28.6% 2006 - 2010 CAGR 2.8% GM = Gross margin 2006 - 2010 CAGR 11.1% (in millions) AEM 7.2% AEM 8.5% AEM 8.1% AEM 9.6% AEM 9.8% AEM = Adjusted EBITDA margin GM 27.1% 2006 - 2010 CAGR 2.8% 11

VWR Financial Performance (continued) Meaningful reduction in Net Leverage since MDP acquired VWR in June 2007 Limited debt maturities for the next 3 years provides opportunity to further reduce Net Leverage 1 See the Appendices A-3 and A-4 to this presentation for an explanation and reconciliation of Net Leverage. 12

Availability of additional capital Up to $250 mm of available funds under our Revolving Credit Facility Up to $300 mm of additional funds may be requested under the accordion feature of our Senior Secured Credit Facilities Security Highly rated financial counterparties Limited exposure to variable interest rates through use of swaps Flexibility Modest covenant compliance requirements Extended debt maturity profile (vast majority beyond 2013) Ability to make targeted acquisitions (CHART) Debt Maturities1 1 See Appendix 6 for details 2011 to 2013 2014 2015 2017 (in millions) Benefits of VWR's debt structure 13

Lead the industry with increasing global reach VWR Investment Thesis Deliver value to customers through a structured choice of branded and private label offerings Increase competitive position through Disciplined and strategic acquisitions Maintain Flexible capital structure and attractive debt maturity profile Maintain a legacy of Growth and profitability with considerable resilience to broader market turmoil 14

15 Appendix

Appendix A-1 Forward-Looking Information Statement All statements included in or made during this presentation other than statements of historical fact may constitute forward-looking statements within the meaning of the federal securities laws. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, there can be no assurances that the assumptions and expectations will prove to be correct. The following are among the factors that could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements: actions by, and our ability to maintain existing business relationships and practices with, suppliers, customers, carriers and other third parties; loss of any of our key executive officers; our ability to consummate and integrate potential acquisitions; the effect of political, economic and financial market conditions, inflation and interest rates worldwide; the effect of changes in laws and regulations, including changes in accounting standards, trade, tax, price controls and other regulatory matters; increased competition from other companies in our industry and our ability to retain or increase our market shares in the principal geographical areas in which we operate; foreign currency exchange rate fluctuations; and our ability to generate sufficient funds to meet our debt obligations, capital expenditure program requirements, ongoing operating costs, acquisition financing and working capital needs. Any such forward-looking statements should be considered in light of such important factors and in conjunction with VWR Funding, Inc.'s (the "Company") SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2010. A-1

Appendix A-2 This presentation contains a discussion of certain financial measures which are not in conformity with generally accepted accounting principles in the United States of America ("GAAP"), as described below. References to "Adjusted EBITDA" This presentation contains a discussion of earnings before interest, taxes, depreciation and amortization ("EBITDA"), as adjusted for certain items described below ("Adjusted EBITDA"). Adjusted EBITDA is a non- GAAP financial measure, and should not be considered as an alternative to net income (loss) or any other GAAP measure of performance or liquidity. Net income (loss) is the most comparable GAAP measure of our operating results presented in the Company's condensed consolidated financial statements. The table presented on Appendix A-5 reconciles Adjusted EBITDA to net income (loss) for the periods covered in this presentation. Our calculation of Adjusted EBITDA eliminates the effect of charges primarily associated with financing decisions, tax regulations and capital investments and certain other items as further described on Appendix A-5. Adjusted EBITDA is a key financial metric used by the Company's investors and management to evaluate and measure the Company's operating performance. A-2

Appendix A-3 References to "Net Debt" This presentation contains a discussion of net indebtedness ("Net Debt"). Net Debt is a non-GAAP financial measure. Total debt is the most comparable GAAP measure presented in the Company's condensed consolidated financial statements. Net Debt should not be considered as an alternative to total debt or any other GAAP measure of indebtedness or financial condition. The table presented below reconciles this non-GAAP measure to total debt. Our calculation of Net Debt reduces our total debt by the amount of cash and cash equivalents on hand as well as by our compensating cash balance. As noted in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, we account for our global cash pooling arrangement on a gross basis. Consequently, our total debt balance as of each period end includes aggregated bank overdraft positions for certain subsidiaries participating in our global cash pooling arrangement. Net Debt is an important financial metric used by the Company's creditors, investors and management to evaluate and measure the Company's financial condition. Reconciliation of Total Debt to Net Debt A-3

Appendix A-4 References to "Net Leverage" Management refers to the ratio of Net Debt to Adjusted EBITDA for the last twelve month period as its "Net Leverage" as of a point in time. A financial ratio is not itself a non-GAAP measurement but its calculation includes various non-GAAP measures discussed in Appendix A-2 and A-3. The table below depicts the calculation of Net Leverage for each of the periods referred to in this presentation. A-4

Appendix A-5 Reconciliations to Net Income (Loss) Adjusted EBITDA 2006 - 2010 During the three and twelve months ended December 31, 2008, we recognized $392.1 million of non-cash impairment charges on our goodwill and intangible assets. During the three and nine months ended September 30, 2010, we recognized $48.1 million of non-cash impairment charges on our goodwill and intangible assets. We did not incur any impairment charges during the 2009, 2007 or 2006 periods. Subsequent to June 29, 2007, we have a significant amount of foreign-denominated debt obligations on our U.S. dollar-denominated balance sheet. As a result, the Company's operating results and EBITDA are exposed to foreign currency translation risk with respect to this indebtedness, principally with respect to the Euro. Our calculation of Adjusted EBITDA excludes the unrealized gain (loss) associated with the translation of foreign-denominated instruments. During the periods included in the twelve months ended December 31, 2007, the Company recorded transaction expenses of $36.8 million associated with the purchase of VWR by Madison Dearborn Capital Partners. We did not incur any transaction expenses during the 2006, 2008, 2009 or 2010 periods. A-5

Appendix A-6 (1) Total debt above excludes $85.4 million compensating debt balances which are fully offset by compensating cash balances as per cash pooling arrangements. Debt Maturity Profile A-6